EXHIBIT 3.22

AMENDED AND RESTATED BYLAWS

OF

THE GREATER CONSTRUCTION CORP.

ARTICLE I - MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders of this corporation shall be held at the time and place designated by the Board of Directors of the corporation. The annual meeting of shareholders for any year shall be held no later than thirteen (13) months after the last preceding annual meeting of shareholders. Business transacted at the annual meeting include the election of directors of the corporation.

Section 2. Special Meetings. Special meetings of the shareholders (or annual meetings, if not held within the time specified in Section 1 hereof) shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than ten percent of all the shares entitled to vote at the meeting. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or shareholders requesting the meeting shall designate another person to do so.

Section 3. Place. Meetings of shareholders may be held within or without the State of Florida.

Section 4. Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the meeting, personally, by first class mail, or by any other means permitted under Chapter 607, Florida Statutes, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 5. Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 4 to each shareholder of record on the new record date entitled to vote at such meeting.

Section 6. Exceptions to Notice Requirements. Notwithstanding the foregoing, no notice of a shareholders’ meeting need be given to a shareholder if:

(a) An annual report and proxy statements for two consecutive annual meetings of shareholders or

(b) All notices and at least two checks in payment of dividends or interest on securities during a 12-month period,

have been sent by first-class United States mail, addressed to the shareholder at his address as it appears on the share transfer books of the corporation, and returned undeliverable. The obligation of the corporation to give notice of a shareholders’ meeting to any such shareholder shall be reinstated once the corporation has received a new address for such shareholder for entry on its share transfer books.

Section 7. Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 8. Voting Record. After fixing a record date for a meeting, the Secretary shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number, class and series, if any, of shares held by each. The list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation, at the principal place of business of the corporation or at the office of the transfer agent or registrar of the corporation, and any shareholder shall be entitled to inspect the list at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting.

If the requirements of this section have not been substantially complied with, the meeting, on demand of any shareholder in person or by proxy, shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Notwithstanding anything contained in this Section 8 to the contrary, in the event that the corporation has less than six shareholders, this Section 8 shall be null and void.

Section 9. Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders but in no event shall a quorum consist of less than one-third of the shares entitled to vote. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

An amendment to the articles of incorporation that adds, changes, or deletes a greater or lesser quorum or voting requirement must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever is greater.

If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless a greater number of affirmative votes or voting by classes is required by the articles of incorporation or these Bylaws.

After a quorum has been established at a shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 10. Voting of Shares. Each outstanding share, regardless of class, unless otherwise provided in the articles of incorporation, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Shares of stock of this corporation owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock of this corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time.

Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the Bylaws of the corporate shareholder; or, in the absence of any applicable Bylaw, by such person as the Board of Directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the Bylaws or other instrument of the corporate shareholder. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof, and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

If a share or shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting have the following effect:

(a) If only one votes, in person or by proxy, his act binds all;

(b) If more than one vote, in person or by proxy, the act of the majority so voting binds all;

(c) If more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally;

(d) If the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes of this subsection shall be a majority or a vote evenly split in interest;

Section 11. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting, or a shareholder’s duly authorized attorney-in-fact, may authorize another person or persons to act for him by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, is a sufficient appointment form.

An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes.

Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide to the contrary, a majority of them present at the meeting (or if only one is present then that one) may exercise all the powers conferred by proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

Section 12. Voting Trusts. Any number of shareholders of this corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the corporation as provided by law, such documents shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

A voting trust becomes effective on the date the first shares subject to the trust are registered in the trustee’s name. A voting trust is valid for not more than 10 years after its effective date unless extended in the mariner provided by law. If the voting trust is extended, the voting trustee must deliver copies of the extension agreement and list of beneficial owners to the corporation’s principal office. An extension agreement binds only those parties signing it.

Section 13. Shareholders’ Agreements. Two or more shareholders of this corporation may provide for the manner in which they will vote their shares by signing an agreement for that purpose. A transferee of shares of any shareholder who is a party to any such agreement shall be bound by such agreement if he takes shares subject to such agreement with notice thereof. A transferee shall be deemed to have notice of any such agreement if the existence thereof is noted on the face or back of the certificate or certificates representing such shares.

Unless the shares of the corporation are listed on a national securities exchange or a market otherwise exists for the shares as evidenced by regular quotations by licensed securities dealers or brokers, a written agreement to which all the shareholders have assented, whether embodied in the articles of incorporation, these Bylaws or in any agreement in writing and signed by all the parties thereto, and which relates to any phase of the affairs of the corporation, whether to the management of its business, division of its profits, or otherwise, shall be valid to restrict the discretion of the board of directors in its management of the business of the corporation, to treat the corporation as if it were a partnership, or to arrange their relationships in a manner that would be appropriate only between partners. The effect of any such agreement is to relieve the directors and impose upon the shareholders assenting thereto the liability for managerial acts or omissions that is imposed on directors by law, to the extent that, and so long as, the discretion or powers of the board of directors in its management of corporate affairs are controlled by any such agreement. When a shareholders’ agreement is signed, the shareholders parties thereto shall deliver copies of the agreement to the corporation’s principal office. After filing a copy of the agreement in the corporation’s principal office, such copy shall be open to inspection by any shareholder of the corporation (subject to the requirements of these bylaws and applicable law) or any party to the agreement during business hours.

Section 14. Action by Shareholders Without a Meeting. Any action required by law, these Bylaws, or the articles of incorporation of this corporation to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted.

In order to be effective the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the corporation by delivery to its principal office in this state, its principal place of business, the corporate secretary, or another officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date of the earliest dated consent delivered the manner required by law, written consent signed by the number of holders required to take action is delivered to the corporation by delivery as set forth herein.

Any written consent may be revoked prior to the date that the corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the corporation at its principal officer in this state or its principal place of business, or received by the corporate secretary or other officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

Within ten days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action, and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters’ rights are provided by law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with the provisions of law regarding the rights of dissenting shareholders.

A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

ARTICLE II - DIRECTORS

Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of a corporation shall be managed under the direction of, the Board of Directors.

Section 2. Qualification. Directors need not be residents of this state or shareholders of this corporation, but must be natural persons who are 18 years of age or older.

Section 3. Number. The initial directors are named in the articles of incorporation of this corporation. The number of directors may be increased or decreased from the number so named from time to time by amendment to these Bylaws or the articles of incorporation of the corporation, but no decrease shall have the effect of shortening the terms of any incumbent director.

Section 4. Duties of Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

(a) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

(b) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within such persons’ professional or expert competence; or

(c) A committee of the board upon which he does not serve, duly designated in accordance with a provision of the articles of incorporation or these Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

In discharging his duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the corporation or its subsidiaries, the communities and society in which the corporation or its subsidiaries operate, and the economy of the state and the nation.

A director is not liable for any action taken as a director, or any failure to take any action, if he performed the duties of his office in compliance with this section.

Section 5. Compensation. The Board of Directors shall have authority to fix the compensation of Directors.

Section 6. Election and Term. Each person named in the articles of incorporation (or appointed by the Incorporator, as the case may be) as a member of the initial Board of Directors shall hold office until the first annual meeting of shareholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

At the first annual meeting of shareholders, and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

Section 7. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors or by the shareholders. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

Section 8. Removal of Directors. The shareholders may remove one or more directors with or without cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. A director may be removed by the shareholders at a meeting of shareholders, provided the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.

Section 9. Quorum and Voting. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A director of this corporation who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting specified business at the meeting, or he votes against or abstains from the action taken.

Section 10. Director Conflicts of Interest. No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

(a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

(b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(c) The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the board, a committee or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction. A conflict of interest transaction is authorized, approved, or ratified if it receives the vote of a majority of the shares entitled to be counted under this section. Shares owned by or voted under the control of a director who has a relationship or interest in the transaction described above may not be counted in a vote of shareholders to determine whether to authorize, approve, or ratify a conflict of interest transaction under paragraph (b). The vote of those shares, however, is counted in determining whether the transaction is approved under other provisions of these Bylaws. A majority of the shares, whether or not present, that are entitled to be counted in a vote on a transaction described in this section constitutes a quorum for the purpose of taking action under this section.

Section 11. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:

(a) Approve or recommend to shareholders actions or proposals required by law to be approved by shareholders;

(b) Fill vacancies on the Board of Directors or any committee thereof;

(c) Adopt, amend or repeal these Bylaws;

(d) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or

(e) Authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

All provisions of these Bylaws and Florida law pertaining to meetings, notice and waiver of notice, and quorum and voting requirements of the board of directors apply with like effect to committees and their members.

Each committee must have two or more members who serve at the pleasure of the board of directors. The board, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

Neither the designation of any such committee, the delegation thereto of authority, nor action by such committee pursuant to such authority shall alone constitute compliance by any member of the board of directors not a member of the committee in question with his responsibility to act in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

The Board of Directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

Section 12. Notice of Meetings and Waiver of Notice. Regular meetings of the board of directors may be held without notice of the date, time, place, or purpose of the meeting. Special meetings of the board of directors must be preceded by at least two (2) days’ notice of the date, time, and place of the meeting, delivered personally, or given by any other means permitted under Chapter 607, Florida Statutes, to each director. A mailed notice to a director shall be sent by first class or certified mail, addressed to the director at the last address of the director on record with this corporation. The notice need not describe the purpose of the special meeting unless required by the articles of incorporation.

Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all obligations to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 13. Meetings. Regular and special meetings by the Board of Directors may be held within or without the State of Florida.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Meetings of the Board of Directors may be called by the chairman of the board, by the president of the corporation, or by any two directors. Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

Section 14. Action Without a Meeting. Any action required to be taken at a meeting of the directors of this corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if one or more written consents setting forth the action so to be taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as a unanimous vote. The action taken is effective when the last director signs the consent, unless the consent specifies a different effective date.

ARTICLE III - OFFICERS

Section 1. Officers. The officers of this corporation shall consist of a president, a vice president, a secretary and a treasurer, each of whom shall be elected by the Board of Directors initially at the organizational meeting of the Board of Directors and thereafter at the first meeting of directors immediately following the annual meeting of shareholders of this corporation. All officers shall serve until their successors are chosen and qualify. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person. The failure to elect a president, a vice president, a secretary or a treasurer shall not affect the existence of this corporation.

Section 2. Duties. The officers of this corporation shall have the following duties:

The President shall be the chief executive officer of the corporation, shall have general and active management of the business and affairs of the corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the shareholders and Board of Directors.

The Vice President shall, in the absence of the President, exercise the powers and perform the duties of the President. He shall also generally assist the President and exercise such other powers and perform such other duties as shall be prescribed by the directors.

The Secretary shall have custody of, and maintain, all of the corporate records except the financial records, shall record the minutes of all meetings of the shareholders and Board of Directors, send out all notices of meetings, and perform such other duties as may be prescribed by the Board of Directors or the President.

The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and at such other times as required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

Section 3. Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board at any time with or without cause.

Any vacancy, however occurring, in any office may be filled by the Board of Directors, unless these Bylaws shall have expressly reserved such power to the shareholders.

Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

ARTICLE IV - STOCK CERTIFICATES

Section 1. Issuance. Every holder of shares in this corporation shall be entitled to have a certificate, representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

Section 2. Form. Certificates representing shares in this corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

In the event that the corporation is now or hereafter authorized to issue more than one class of stock, or in the event that the corporation is now or hereafter authorized to issue stock in series, every certificate representing shares issued by this corporation shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the corporation will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge, a full statement of such restrictions.

Each certificate representing shares shall state upon the face thereof: the name of the corporation; that the corporation is organized under the laws of this state; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value.

Section 3. Transfer of Stock. The corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney, and the signature of such person has been guaranteed by a commercial bank or trust company or by a member of the New York or American Stock Exchange.

Section 4. Lost, Stolen, or Destroyed Certificates. The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form, as the corporation may direct, to indemnify the corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the corporation.

ARTICLE V - BOOKS AND RECORDS

Section 1. Books and Records. This corporation shall keep correct and complete books and records of accounts and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of directors.

The corporation shall maintain accurate accounting records.

This corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series, if any, of the shares held by each.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. This corporation shall keep a copy of the following records:

(a) The articles or restated articles of incorporation and all amendments thereto in effect;

(b) These Bylaws and all amendments hereto in effect;

(c) Resolutions adopted by the board of directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

(d) The minutes of all shareholders’ meetings and records of all action taken by shareholders without a meeting for the past 3 years;

(e) Written communications to all shareholders generally or all shareholders of a class or series within the past 3 years, including all financial statements furnished for the past 3 years.

(f) A list of the names and business street addresses of the current directors and officers; and

(g) This corporation’s most recent annual report delivered to the Department of State.

Section 2. Shareholders’ Inspection Rights. Any person who shall have been a holder of record of shares or of voting trust certificates therefor at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of any class or series of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom.

ARTICLE VI - DIVIDENDS

The Board of Directors of this corporation may, from time to time, declare and the corporation may pay dividends on its shares in cash, property or its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the articles of incorporation, subject to the following provisions:

(a) Dividends in cash or property may be declared and paid, except as otherwise provided in this section, only out of the unreserved and unrestricted earned surplus of the corporation or out of capital surplus, howsoever arising, but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such surplus shall be disclosed to the shareholders receiving the same concurrently with the distribution.

(b) Dividends may be declared and paid in the corporation’s own treasury shares.

(c) Dividends may be declared and paid in the corporation’s own authorized but unissued shares out of unreserved and unrestricted surplus of the corporation upon the following conditions:

(1) If a dividend is payable in shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

(2) If a dividend is payable in shares without par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with the payment thereof.

(d) No dividend payable in shares of any class shall be paid to the holder of shares of any other class unless the articles of incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

(e) A split-up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the corporation shall not be construed to be a share dividend within the meaning of this section.

ARTICLE VII - CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the following:

THE GREATER CONSTRUCTION CORP.

Florida

1965

ARTICLE VIII - INDEMNIFICATION

Section 1. Third Party Proceedings. This corporation shall indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Derivative Proceedings. This corporation shall indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this section in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 3. Expenses. To the extent that a director, officer, employee, or agent of this corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 1 or Section 2, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

Section 4. Standard of Conduct. Any indemnification under Section 1 or Section 2, unless pursuant to a determination by a court, shall be made by this corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2. Such determination shall be made:

(a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

(b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

(c) By independent legal counsel:

(1) Selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

(2) If a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

(d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

Section 5. Reasonableness of Expenses. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (c) of Section 4 shall evaluate the reasonableness of expenses and may authorize indemnification.

Section 6. Advances for Expenses. Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by this corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation pursuant to this Article VIII. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

Section 7. Nonexclusivity of Indemnification Provisions. The indemnification and advancement of expenses provided pursuant to this Article are not exclusive and the corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions or omissions to act were material to the cause of action so adjudicated and constitute:

(a) A violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or bad no reasonable cause to believe his conduct was unlawful;

(b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

(c) In the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act are applicable; or

(d) Willful misconduct or a conscious disregard for the best interest of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 8. Applicability to Former Officers, Etc. Indemnification and advancement of expenses as provided in this Article shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

Section 9. Court Ordered Indemnification. Unless the corporation’s articles of incorporation provide otherwise, notwithstanding the failure of the corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

(a) The director, officer, employee, or agent is entitled to mandatory indemnification under Section 3, in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

(b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to Section 7; or

(c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in Section 1, Section 2, or Section 7.

Section 10. Merger, Etc. For purposes of this Article, the term “corporation” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, is in the same position under this Article with respect to the resulting or surviving corporation as he would have been with respect to such constituent corporation if its separate existence had continued.

Section 11. Definitions. For purposes of this Article:

(a) The term “other enterprises” includes employee benefit plans;

(b) The term “expenses” includes counsel fees, including those for appeal;

(c) The term “liability” includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses, actually and reasonably incurred with respect to a proceeding;

(d) The term “proceeding” includes any threatened, pending, or contemplated action, suit, or other type of proceeding whether civil, criminal, administrative, or investigative and whether formal or informal;

(e) The term “agent” includes a volunteer;

(f) The term “serving at the request of the corporation” includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

(g) The term “not opposed to the best interest of the corporation” describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of any employee benefit plan.

Section 12. Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Section 13. Extension of Indemnification Provisions. To the extent that the Florida Business Corporation Act is amended after the date of these Bylaws to permit the corporation to provide broader indemnification rights than those set forth above in this Article VIII, then these Bylaws shall be deemed to automatically include any such amendments to the Florida Business Corporation Act.

ARTICLE IX - FINANCIAL STATEMENTS AND REPORTS

This corporation shall furnish to its shareholders such annual financial statements of this corporation and other reports as are required by law to be furnished to them.

ARTICLE X - AMENDMENT

These Bylaws may be repealed or amended, and new Bylaws may be adopted, by majority vote of either the Board of Directors or the shareholders, but the Board of Directors may not amend or repeal any Bylaw adopted by shareholders if the shareholders specifically provide that any such Bylaw shall not be subject to amendment or repeal by the directors.

These Bylaws adopted by Written Consent to Action of the Board of Directors Taken in Lieu of First Organizational Meeting dated effective as of the 31st day of December, 2004.

/s/ Simon Snyder
Simon Snyder, Secretary